BYLAWS

                                       OF


                               R-TEC HOLDING, INC.


                                    ARTICLE I

                                     OFFICES

     Section 1.1 Registered Office. The registered office of the corporation may, but need not, be the same as any of its principal places of business in the state of Idaho. In any case, the corporation's registered office shall be the business office of the registered agent. The address of the registered office may be changed from time to time by the Board of Directors or the President of the corporation.

     Section 1.2 Principal Office; Other Offices. The corporation may also have and maintain an office or principal place of business in Meridian, Idaho or at such other place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the state of Idaho, as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                                 CORPORATE SEAL

     Section 2.1 Corporate Seal. The corporation may have a corporate seal, which may be altered at will by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


                                   ARTICLE III

                             SHAREHOLDERS' MEETINGS

     Section 3.1 Place of Meetings. The Board of Directors may designate any place, either within or without the state of Idaho, as the place of meeting for any annual meeting or for any special meeting of shareholders called by or at the direction of the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the state of Idaho, as the place for the holding of such meeting. If no place is designated by the Board of Directors or if a special meeting be called otherwise than by or at the direction of the Board of Directors, the place of meeting shall be the principal office of the corporation.

     Section 3.2 Annual Meetings. The annual meeting of the shareholders of the corporation shall be held on the __________ in the month of _____________ in each year at the hour of _______

__.m., or on such other date and at such other time which may from time to time be designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. The failure to hold an annual meeting at the time stated or otherwise designated as provided herein shall not affect the validity of any corporate action.

     Section 3.3 Special Meetings. Special meetings of the shareholders of the corporation may be called at any time, for any purpose or purposes, by the Board of Directors or the president of the corporation or by the holders of at least twenty percent (20%) of the votes entitled to be cast on any issue proposed to be considered at the meeting (provided that such holders sign, date and deliver to the corporation's secretary one or more written demands for the meeting describing the purpose(s) for which it is to be held).

     Section 3.4 Notice of Meetings. The corporation shall notify shareholders of the date, time and place of each annual and special shareholders' meeting and, in case of a special meeting, a description of the purpose or purposes for which the meeting is called, no fewer than ten (10) nor more than sixty (60) days before the meeting date. Only business within the purpose(s) described in the special meeting notice may be conducted at such special meeting.

     Section 3.5 Waiver of Notice. Notice of any meeting of shareholders may be waived in writing, signed by the person entitled to notice thereof and delivered to the corporation for inclusion in the corporate minutes or filing with the corporate records, either before or after the date and time stated in the notice, and, absent objection made in accordance with the Idaho Business Corporation Act ("IBCA"), will be waived by any shareholder by his attendance thereat in person or by proxy. Any shareholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice hereof had been given.

     Section 3.6 Quorum. Unless the IBCA or the Articles of Incorporation impose a greater requirement, a majority of the votes, represented in person or by proxy, entitled to be cast on a matter shall constitute a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is or must be set for that adjourned meeting.

     Section 3.7 Adjournment and Notice of Adjourned Meetings. Any meeting of shareholders at which a quorum is present, whether annual or special, may be adjourned from time to time by the vote of a majority of the votes entitled to be cast at the meeting. If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

     Section 3.8 Proxies. At all meetings of shareholders, a shareholder may vote either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of proxy is effective upon receipt, before or at the time of the meeting, by the secretary of the corporation or other officer or agent authorized to tabulate votes.

     Section 3.9 Voting Rights (Non-cumulative Voting). Only shares are entitled to vote. Except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Sections 3.11 and 7.4 of these Bylaws, shall be entitled to vote on any matter. Unless the Articles of Incorporation provide otherwise, each outstanding share, regardless of class, is entitled to one (1) vote on each matter voted on at a shareholders' meeting. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the IBCA require a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders shall have no right to cumulate their votes for directors.

     Section 3.10 Corporation's Acceptance of Votes .

     (1) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation if acting in good faith is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.

     (2) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if so entitled by provisions of the IBCA.

     (3) The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

     (4) The corporation is not entitled to vote treasury shares. Absent special circumstances, the corporation's shares are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and if this corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided, however, that this provision does not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

     Section 3.11 List of Shareholders. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of such meeting. The shareholders' list must show the address and number of shares registered in the name of each shareholder and be available for inspection by any shareholder, at least ten
(10) days before the meeting for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent, or attorney is entitled on written demand to inspect and, subject to the requirements of Idaho Code ss.30-1-1602(3), to copy the list, during regular business hours and at his expense, during the period it is available for inspection. The corporation shall make the shareholders' list available at the meeting; and any shareholder, his agent, or attorney is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders list does not affect the validity of action taken at the meeting.

     Section 3.12 Conduct of Meeting. At every meeting of shareholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the president, or, if the president is absent, the most senior vice president present, or in the absence of any such officer, a chairman of the meeting chosen by a majority in interest of the shareholders entitled to vote, present in person or by proxy, shall act as chairman. The secretary or, in his absence, an assistant secretary directed to do so by the president, shall act as secretary of the meeting.

     Section 3.13 Action Without Meeting. Action required or permitted by IBCA to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one (1) or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A consent signed under this Section has the effect of a meeting vote and may be described as such in any document.


                                   ARTICLE IV

                                    DIRECTORS

     Section 4.1 Powers. All corporate powers shall be exercised by and under the authority, and the business and affairs of the corporation shall be managed under the direction, of the Board of Directors, subject to any limitations set forth in the Articles of Incorporation or any shareholder agreement authorized under the IBCA.

     Section 4.2 Variable Range-Size Board; Qualifications. The number of directors presently authorized is seven (7). The authorized number of directors of the corporation may range between three and seven, and may be fixed or changed from time to time, within the minimum and maximum, by the shareholders or the Board of Directors. After shares are issued, only the shareholders may change the range for the size of the Board or change from a variable-range size Board to a fixed size Board. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. A director need not be a resident of the state of Idaho or a shareholder of the corporation unless so required by the Articles of Incorporation. If for any cause the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the shareholders called for that purpose in the manner provided by law or in these Bylaws.

     Section 4.3 Term. The terms of the initial directors shall expire at the first shareholders meeting at which directors are elected. Directors are elected at the first annual meeting of shareholders and at each annual meeting thereafter. Each director shall serve until the next annual meeting of shareholders and thereafter, despite the expiration of his term, until his successor is duly elected and qualifies, or until there is a decrease in the number of directors, or until his earlier death, resignation or removal.

     Section 4.4 Resignation. A director may resign at any time by delivering written notice to the Board of Directors, its chairman, or the corporation.

     Section 4.5 Removal. The shareholders may remove one (1) or more directors with or without cause unless the Articles of Incorporation provide that directors may be removed only for cause. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him. A director may be removed by the shareholders only at a meeting called for the purpose of removing him; and the meeting notice must state that the purposes, or one of the purposes, of the meeting is removal of the director.

     Section 4.6 Newly Created Directorships and Vacancies. Unless the Articles of Incorporation provide otherwise, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office even if they constitute fewer than a quorum of the authorized Board of Directors, or may be filled by the shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     Section 4.7 Meetings.

     (1) Annual Meetings. The annual meeting of the Board of Directors shall be held immediately after the annual meeting of shareholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary; and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

     (2) Place of Meetings. Regular and special meetings of the Board of Directors, or of any committee designated by the Board, may be held at any place within or without the state of Idaho.

     (3) Telephone Meetings. Unless the Articles of Incorporation provide otherwise, any member of the Board of Directors, or of any committee thereof, may participate in a regular or special meeting by, or conduct the meeting through the uses of, any means of conference telephone or similar communications equipment by which all directors participating in the meeting may simultaneously hear each other during the meeting. A director participating in a meeting by such means is deemed to be present in person at such meeting.

     (4) Notice of Meetings. Notice of the date, time and place of any regular or special meeting of the Board of Directors shall be delivered at least two (2) days prior to the meeting; provided that the Board of Directors may provide, by resolution, the date, time and place, either within or without the state of Idaho, for the holding of regular meetings without notice other than such resolution. Neither the business to be transacted at, nor the purpose(s) of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     (5) Waiver of Notice. A director may waive any notice required by the IBCA, the Articles of Incorporation or these Bylaws at any time before or after the date and time stated in the notice. Except as otherwise provided below in this
Section 4.7(5), such waiver must be signed by the director and filed with the minutes or corporate records. The attendance of a director at or participation in a meeting shall constitute a waiver of notice of such meeting unless the director, at the beginning of the meeting, or promptly upon his arrival, objects to holding the meeting or transacting any business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

     Section 4.8 Quorum and Voting.

     (1) Quorum. Unless the Articles of Incorporation or these Bylaws require a greater number or unless otherwise specifically provided by the IBCA, a quorum of the Board of Directors consists of (a) a majority of the fixed number of directors if the corporation has a fixed board size or (b) a majority of the number of directors prescribed, or if no number is prescribed the number in office immediately before the meeting begins, if the corporation has a variable-range size board.

     (2) Majority Vote. If a quorum is present when a vote is taken, the affirmative vote of the majority of the directors present shall be the act of the Board of Directors, unless the Articles of Incorporation or these Bylaws require the vote of a greater number of directors.

     (3) Deemed Assent. A director of the corporation who is present at a meeting of the Board of Directors (or any committee thereof) at which action on any corporate matter is taken is deemed to have assented to the action taken unless: he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting business at the meeting; his dissent or abstention from the action taken is entered in the minutes of the meeting; or he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after the adjournment of the meeting. Such right to dissent is not available to a director who voted in favor of the action taken.

     Section 4.9 Action Without a Meeting. Unless otherwise provided by the Articles of Incorporation, any action required or permitted by the IBCA to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each member of the Board of Directors or of the committee, as the case may be, and included in the minutes or filed with the corporate records reflecting the action taken.

     Section 4.10 Fees and Compensation. Unless the Articles of Incorporation provide otherwise, the Board of Directors may fix the compensation of directors.

     Section 4.11 General Standards for Directors. A director shall discharge his duties as director, including his duties as a member of any committee of the Board of Directors on which he may serve, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he reasonably believes to be in the best interests of the corporation. In discharging his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

          (a) One (1) or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

          (b) Legal counsel, public accountants or other persons as to matters the director reasonably believes are within such person's professional or expert competence; or

          (c) A committee of the Board of which he is not a member if the director reasonably believes the committee merits confidence.

     A director is not acting in good faith if he has knowledge concerning the matter in question that makes such reliance otherwise permitted by this Section
4.11 unwarranted.

     Section 4.12 Committees.

     (1) Unless the Articles of Incorporation provide otherwise, the Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee must have two or more members, each of whom shall serve at the pleasure of the Board of Directors.

     (2) The creation of, delegation of authority to, or action by a committee does not alone constitute compliance of a director with the standards of conduct described in the IBCA or Section 4.11 of these Bylaws.


                                    ARTICLE V

                         DIRECTOR CONFLICTS OF INTEREST

     Section 5.1 Permissible Transactions. The corporation may enter into a director's conflict of interest transaction (as defined in the IBCA) if either directors' action or shareholders' action respecting the transaction is taken at any time in compliance with Sections 5.2 or 5.3, respectively.

     Section 5.2 Directors' Action.

     (1) For purposes of Section 5.1, directors' action respecting a transaction is effective if the transaction received the affirmative vote of a majority, but no fewer than two (2), of those qualified directors on the Board of Directors or on a duly empowered committee of the Board who voted on the transaction after either required disclosure to them, to the extent the information was not known by them, or compliance with subsection (2) of this Section; provided that action by a committee is so effective only if:

          (a) All its members are qualified directors; and

          (b) Its members are either all the qualified directors on the Board or are appointed by the affirmative vote of a majority of the qualified directors on the Board.

     (2) If a director has a conflicting interest respecting a transaction, but neither he nor a related person of the director is a party to the transaction, and if the director has a duty under law or professional canon, or a duty of confidentiality to another person, respecting information relating to the transaction such that the director may not make the disclosure required by the IBCA, then disclosure is sufficient for purposes of subsection (1) of this
Section if the director:

          (a) Discloses to the directors voting on the transaction on the existence and nature of his conflicting interest and informs them of the character and limitations imposed by that duty before their vote on the transaction, and

          (b) Plays no part, directly or indirectly, in their deliberations or vote.

     (3) A majority, but no fewer than two (2), of all the qualified directors on the Board of Directors, or on the committee, constitutes a quorum for purposes of action that complies with this Section. Directors' action that otherwise complies with this Section is not affected by the presence or vote of a director who is not a qualified director.

     (4) For purposes of this Section, "qualified director" means, with respect to a director's conflicting interest transaction, any director who does not have either:

          (a)  A conflicting interest respecting the transaction, or

          (b) A familial, financial, professional, or employment relationship with a second director who does have a conflicting interest respecting the transaction, which relationship would, in the circumstances, reasonably be expected to exert an influence on the first director's judgment when voting on the transaction.

     Section 5.3 Shareholders' Action.

     (1) For purposes of Section 5.1, shareholders' action respecting a transaction is effective if a majority of the votes entitled to be cast by the holders of all qualified shares were cast in favor of the transaction after:

          (a) Notice to shareholders describing the director's conflicting interest transaction,

          (b) Provision of the information referenced in subsection (4) of this Section, and

          (c) Required disclosure to the shareholders who voted on the transaction, to the extent the information was not known by them.

     (2) For purposes of this Section, "qualified shares" means any shares entitled to vote with respect to the director's conflicting interest transaction except shares that, to the knowledge, before the vote, of the secretary, or other officer or agent of the corporation authorized to tabulate votes, are beneficially owned, or the voting of which is controlled, by a director who has a conflicting interest respecting the transaction or by a related person of the director or both.

     (3) A majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with this Section. Subject to the provisions of subsection (4) of this Section, shareholders' action that otherwise complies with this Section is not affected by the presence of holders, or the voting, of shares that are not qualified shares.

     (4) For purposes of compliance with subsection (1) of this Section, a director who has a conflicting interest respecting the transaction shall, before the shareholders' vote, inform the secretary, or other office or agent of the corporation authorized to tabulate votes, of the number, and the identity of persons holding or controlling the vote, of all shares that the director knows are beneficially owned, or the voting of which is controlled, by the director or by a related person of the director or both.


                                   ARTICLE VI

                                    OFFICERS

     Section 6.1 Officers Designated. The officers of the corporation consist of a president, a vice president, a secretary and a treasurer, each of whom shall be appointed by the Board of Directors. The Board of Directors or the President may appoint such other officers or assistant officers as may be deemed necessary or desirable. The same individual may simultaneously hold more than one office.

     Section 6.2 Tenure and Duties of Officers.

     (1) Term of Office. Each officer shall hold office at the pleasure of the Board of Directors or until death, resignation or removal. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     (2) The President. The president shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. If so authorized by the Board of Directors, he may appoint such other officers or assistant officers as he deems appropriate to the conduct of the corporation's business. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general the president shall perform all duties commonly incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

     (3) The Vice President. In the absence of the president or in the event of his removal, resignation, death, or inability or refusal to act, the vice president (or in the event there is more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation; and the vice president shall perform other duties commonly incident to the office of vice president and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

     (4) The Secretary. The secretary shall: (i) attend all meetings and keep the minutes of the meetings and other proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of and responsible for authentication of the corporate records, and be custodian of the seal of the corporation and see that seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (iv) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (v) sign, with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (vi) have general charge of the stock transfer books of the corporation; and (vii) in general perform all duties commonly incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

     (5) The Treasurer. The treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the corporation; (ii) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (iii) in general perform all of the duties commonly incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the Board of Directors. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     (6) Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the Board of Directors, may sign with the president or a vice president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, or by the president or the Board of Directors.

     Section 6.3 Resignations. Any officer may resign at any time by delivering written notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.

     Section 6.4 Removal. The Board of Directors may remove any officer at any time without or without cause.

     Section 6.5 Contract Rights. An officer's removal does not affect the officer's contract rights, if any, with the corporation. An officer's resignation does not affect the corporation's contracts, if any, with the officer.

     Section 6.6 Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the corporation.

     Section 6.7 Standards of Conduct.

     (1) An officer with discretionary authority shall discharge his duties under that authority:

          (a)  In good faith;

          (b) With the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

          (c) In a manner he reasonably believes to be in the best interests of the corporation.

     (2) In discharging his duties an officer is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:

          (a) One or more officers or employees of the corporation whom the officer reasonably believes to be reliable and competent in the matters presented; or

          (b) Legal counsel, public accountants, or other persons as to matters the officer reasonably believes are within the person's professional or expert competence.

     (3) An officer is not acting in good faith if he has knowledge concerning the matter in question that makes reliance otherwise permitted by subsection (2) of this Section unwarranted.


                                   ARTICLE VII

                      SHARES OF STOCK AND OTHER SECURITIES

     Section 7.1 Form and Execution of Certificates. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. At a minimum each share certificate must state on its face:
(a) the name of the corporation and that it is organized under the law of the state of Idaho; (b) the name of the person to whom the certificate is issued; and (c) the number and class of shares and the designation of the series, if any, the certificate represents. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations determined for each series, and the authority of the Board of Directors to determine variations for future series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge. Share certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary and may be sealed with the corporate seal or a facsimile thereof. The signatures of such any officer upon a share certificate may be a facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

     Section 7.2 Lost Certificates. The corporation may issue a new share certificate in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen, destroyed or mutilated; and the corporation may require the owner of such lost, stolen destroyed or mutilated certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft, destruction or mutilation of any such certificate or the issuance of such new certificate.

     Section 7.3 Transfers. Each share certificate shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled; and, except as provided in Section 7.2 or as authorized by the Board of Directors, no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. Transfer of record of shares of stock of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and (except as provided in Section 7.2) on surrender for cancellation of a properly endorsed certificate or certificates for a like number of shares.

     Section 7.4 Fixing Record Dates. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or to demand a special meeting, or to take any other action, the Board of Directors may fix a future date as a record date. A record date may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

     Section 7.5 Issuance, Transfer and Registration of Shares.

     (1) The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property, including cash, promissory notes, services performed or other securities of the corporation.

     (2) Before the corporation issues shares, the Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate.

     (3) The corporation may place in escrow shares issued for a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the note is paid. If the note is not paid, the shares escrowed or restricted and the distributions credited may be canceled in whole or part.

     (4) The Board of Directors may make such rules and regulations, not inconsistent with law or with these Bylaws, as it may deem advisable concerning the issuance, transfer and registration of certificates for shares of stock of the corporation. The Board of Directors may appoint a transfer agent or registrar of transfers, or both, and may require all certificates for shares of the corporation to bear the signature of either or both.

     Section 7.6 Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person duly registered in its books as the owner of its shares to receive dividends and to vote as such owner, to receive notice, and for all other purposes incident to ownership of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by Idaho law.


                                  ARTICLE VIII

                     EXECUTION OF CORPORATE INSTRUMENTS AND
                  VOTING OF SECURITIES OWNED BY THE CORPORATION

     Section 8.1 Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign the corporation's name on behalf of the corporation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws; and such execution or signature shall be binding upon the corporation. Authorization granted to any person hereunder may be general or confined to specific instances.

     Section 8.2 Loans. No loan shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

     Section 8.3 Deposits and Checks. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, securities brokerage firms or other depositories as the Board of Directors may select. All checks and drafts drawn on banks or other depositories on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize to do so. Such authorization may be general or confined to specific instances.

     Section 8.4 Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized to do so by resolution of the Board of Directors, or, in the absence of such authorization, by the president or any vice president.


                                   ARTICLE IX

                                    DIVIDENDS

     Section 9.1 Declaration and Payment of Dividends. Dividends upon the capital stock of the corporation, subject to restriction by the Articles of Incorporation and the limitations in Idaho Code ss.30-1-640(3), may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid by the corporation in cash, property or, subject to restriction by the Articles of Incorporation and the IBCA, in shares of its stock.


                                    ARTICLE X

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 10.1 Scope of Indemnification. The corporation shall indemnify and advance funds to or on behalf of the directors and officers of the corporation to the fullest extent permitted by the IBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the IBCA permitted the corporation to provide prior to such amendment).

     Section 10.2 Mandatory Indemnification of Directors. The corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

     Section 10.3 Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him in that capacity or arising from his status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to him against such liability.

     Section 10.4 Amendments. Any repeal or modification of this Article X shall only be prospective and shall not affect the rights under this Article X in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any director or officer.

     Section 10.5 Saving Clause. If this Article X of these Bylaws or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and may nevertheless indemnify each officer to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated, or by any other applicable law.


                                   ARTICLE XI

                                     NOTICES

     Section 11.1 Methods of Notice. Any notice under the IBCA or these Bylaws must be in writing unless oral notice is reasonable under circumstances. Notice by electronic transmission is written notice.

     Section 11.2 Notice to Corporation. Written notice to the corporation may be addressed to its registered agent at its registered office or to the corporation or its secretary at its principal office shown in its most recent annual report filed with the Idaho Secretary of State.


                                   ARTICLE XII

                                  SALE OF STOCK

     Section 12.1 Right of First Refusal. Until such time as the shares are publicly traded, no sale of stock shall be made by any shareholder or the heirs, executors, administrators or assigns of any shareholder to any person(s) or entity ("prospective purchaser"), except pursuant to the following terms and conditions:

     (1) In the event any shareholder desires to sell his stock, or any portion thereof, to any prospective purchaser, he shall first submit to the shareholders of the corporation, reasonable written evidence of the agreement to purchase said stock by such third person and the price and complete terms agreed to be paid therefor.

     (2) In the event the remaining shareholders agree to purchase such stock at the same price and upon the same terms which the shareholder is to receive from said third party, then the stock shall be sold to the shareholders of the corporation in such proportionate amounts as their respective stock bears to the entire stock held by the shareholders of the corporation, exclusive of the shares owned by the selling shareholder, or in such proportion as such shareholders may agree.

     (3) In the event that any of the remaining shareholders do not desire to purchase such stock, then such stock shall be sold at the price aforesaid to such of the shareholders who may desire to purchase the same, and in the same proportion as above specified.

     (4) No stock shall be sold to any person other than the shareholders of the corporation until each of the shareholders shall have been afforded an opportunity to purchase such stock at the price and terms as aforesaid, and shall have declined to do so.

     (5) Notice in writing to the shareholders of the corporation of the desire of any shareholder to sell his stock shall be given by such shareholder; and, at the same time, reasonable evidence shall be furnished to the shareholders as to the price and terms as hereinbefore set forth. Shareholders shall have thirty
(30) days' time after the receipt of said notice within which to elect in writing to purchase such stock or to decline to do so. If at the end of such 30-day period all remaining shareholders have declined in writing, or have not taken any action, then the shareholder desiring to sell his stock shall sell such stock to the prospective purchaser named in the agreement to purchase such stock, and to that prospective purchaser only; and such stock shall be sold in precise accordance with the price and terms set forth in such agreement to purchase. Satisfactory evidence of compliance with the terms of the foregoing restriction upon the transfer of stock of this corporation shall be submitted to the Board of Directors, and accepted by them, before any such transfer shall be effective.]

     Section 12.2 Subchapter "S" Corporation. If an election to be treated as an "S" Corporation under the Internal Revenue Code of 1986 or any amendment thereof ("Code") shall then be in effect, no shares of the corporation's stock may be sold to any person or entity which, at such time, would not be a qualified shareholder of an "S" Corporation under such Code.

     Section 12.3 Stock Transfer Restrictions. Each certificate of stock of the corporation shall have the following legends conspicuously typewritten or printed upon its face:

          "The stock represented by this certificate is subject to restrictions on transferability under Article XII of the Bylaws of the corporation."

          "The securities represented hereby have not been registered under the Securities Act of 1933 or any State Securities Act. Any transfer of such securities will be invalid unless a registration statement under said Act(s) is in effect as to such transfer or in the opinion of counsel for the company such registration is unnecessary in order for such transfer to comply with said Act(s)."


                                  ARTICLE XIII

                               RECORDS AND REPORTS

     Section 13.1 Corporate Records.

     (1) The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation.

     (2) The corporation shall maintain appropriate accounting records.

     (3) The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.

     Section 13.2 Inspection of Records by Shareholders. In addition to the rights of a shareholder under Section 3.11 of these Bylaws:

     (1) A shareholder of the corporation is entitled to inspect and copy, during regular business hours at the corporation's principal office, any of the records of the corporation described in Section 13.1(5), if he gives the corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy.

     (2) A shareholder of the corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation if the shareholder meets the requirements of subsection (3) of this Section and gives the corporation written notice of his demand at least five (5) days before the date on which he wishes to inspect and copy:

          (a) Excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not subject to inspection under Section 13.1;

          (b) Accounting records of the corporation; and

          (c) The record of shareholders.

     (3) A shareholder may inspect and copy the records described in subsection
(2) of this Section only if:

          (a) He has been a holder of record of shares or of voting trust certificates for at least six (6) months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent (5%) of all the outstanding shares of the corporation;

          (b) His demand is made in good faith and for a proper purpose;

          (c) He describes with reasonable particularity his purpose and the records he desires to inspect; and

          (d) The records are directly connected with his purpose.

     (4) For purposes of this Section, "shareholder" includes a beneficial owner whose shares are held in a voting trust or by a nominee on his behalf.

     Section 13.3 Financial Statements to Shareholders.

     (1) The corporation upon written shareholder request shall furnish its shareholders annual financial statements or, if annual financial statements are not available, other appropriate accounting records, which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in shareholders' equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

     (2) If any financial statements furnished pursuant to subsection (1) of this Section are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the corporation's accounting records:

          (a) Stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

          (b) Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.


                                   ARTICLE XIV

                               GENERAL PROVISIONS

     Section 14.1 Amendment by Board of Directors or Shareholders.

     (1) The Board of Directors may amend or repeal these Bylaws unless:

          (a) The Articles of Incorporation or the IBCA reserve this power exclusively to the shareholders in whole or part, or

          (b) The shareholders in amending or repealing a particular Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw.

     (2) The shareholders may amend or repeal these Bylaws even though the Bylaws may also be amended or repealed by the Board of Directors.

     Section 14.2 Interpretation; Severability. These Bylaws may contain any provision for managing the business and regulating the affairs of the corporation that is not inconsistent with law or the Articles of Incorporation. In the event any provision of these Bylaws is inconsistent with law or the Articles of Incorporation, such law or Articles of Incorporation shall govern. If any one or more of the provisions contained in these Bylaws, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby. (Idaho Code ss.ss.30-1-206(2); 30-1-302(3)).

     Section 14.3 Fiscal Year. The fiscal year of the corporation shall begin on the _____ day of _______________ and end on the ____ day of ________________ in
each year.

     The foregoing Bylaws of R-Tec Holding, Inc., an Idaho corporation, were adopted by the Board of Directors of the corporation effective on the ____ day of ___________________, 1999.


                                               /s/
                                               -------------------------------
                                               Robert C. Montgomery, Secretary